Exhibit 10.3

EXHIBIT 2.3

Officers and Directors

As of the Closing, in connection with the resignations provided for in Section 2.5(a)(viii) of the Agreement, the Board of Directors of the Company shall be:

Donald Russell Thomas E. Whytas David A. Baldini P. Mark Perkins

Immediately following the Closing, the officers of Company shall consist of the following individuals appointed by the Board of Directors of Company at the Closing:

David A. Baldini	President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary
P. Mark Parkins	Executive Vice President
Carmelo Russo	Executive Vice President